EXHIBIT 10.1

                   2004 AMENDMENT TO THE CIMETRIX INCORPORATED
                        1998 INCENTIVE STOCK OPTION PLAN


     WHEREAS, Cimetrix Incorporated (the "Company") maintains the Cimetrix Incorporated 1998 Incentive Stock Option Plan (the "Plan") for the benefit of its employees; and

     WHEREAS, the Company desires to amend the Plan to authorize an additional 1,000,000 shares of common stock to be made available for issuance under the Plan, thereby increasing from 4,000,000 to 5,000,000 the number of shares of the Company's common stock available for issuance under the Plan; and

     WHEREAS, the board of directors has approved and adopted, subject to the approval by the shareholders, the increase in the Plan's share reserve from 4,000,000 shares to 5,000,000 shares;

     NOW, THEREFORE, the Company hereby amends the Plan as follows effective as of February 26, 2004:

     1. The first sentence of the first paragraph of Section 3.3 of the Plan is amended to read as follows:

     "The total number of Shares that are authorized to be issued pursuant to the exercise of Stock Options granted under this Plan is limited to 5,000,000 "

     IN WITNESS WHEREOF, the Company has caused this 2004 Amendment to be executed by its duly authorized officer as of the 26th day of February 2004.

                                     CIMETRIX INCORPORATED


                                     By:  /s/ Robert H. Reback
                                          --------------------
                                     Its: President and Chief Executive Officer


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